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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 8, 2005

                            ENTERASYS NETWORKS, INC.


               (Exact Name of Registrant as Specified in Charter)


          Delaware                       1-10228               04-2797263
(State of Other Jurisdiction         (Commission File         (IRS Employer
       Incorporation)                     Number)           Identification No.)


                                50 Minuteman Road
                                Andover, MA 01810

               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code: (978) 684-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On June 8, 2005, the Board of Directors of Enterasys Networks, Inc. (the "Company") approved a plan consistent with the Company's previously announced cost reduction objectives. This plan includes reducing the Company's workforce by approximately 300 employees, or 30%, from the level at the end of the first quarter of fiscal year 2005, the cancellation or curtailment of certain spending programs, and the closing of a facility owned by the Company located in Rochester, New Hampshire. These cost reduction activities are expected to involve most functions within the Company, with the majority of savings expected to be in research and development activities and selling, general and administrative functions.


The Company expects to complete implementation of the plan by the end of the third fiscal quarter of 2005. Once completed, the Company anticipates quarterly expense reductions of approximately $10.0 million to $13.0 million by the fourth fiscal quarter of 2005. In connection with the plan, in the second and third fiscal quarters of 2005, the Company expects to record total restructuring charges of approximately $11.0 million to $13.0 million, including an estimated $9.5 million to $11.5 million for severance-related expenses, an estimated $1.5 million for contract cancellation costs and an estimated $200,000 for facilities closings. Of these charges, approximately $10.5 million to $12.5 million are expected to result in future cash expenditures. In addition, the Company expects to incur an impairment charge no later than the third fiscal quarter of 2005 with respect to the closing of its Rochester, New Hampshire facility, but does not have an estimate of this charge at this time.

We caution you that any statements contained in this Current Report on Form 8-K which are not strictly historical statements constitute forward-looking statements. Such statements include, but are not limited to, statements reflecting expectations regarding the Company's cost reduction plan, including anticipated expense reductions and timing; and the risk factors included in the Company's filings with the SEC, including the Company's most recent filings on Form 10-K and Form 10-Q. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in these forward-looking statements, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ENTERASYS NETWORKS, INC.


Date:  June 13, 2005                        By: /s/ Richard S. Haak, Jr.
                                                 --------------------------
                                                 Richard S. Haak, Jr.
                                                 Chief Financial Officer


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